EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-204080 and 333-240280 and Form S-8 Nos. 333-166173, 333-25129, 333-207179, and 333-266064) of our reports dated December 19, 2024 and December 17, 2025 with respect to the consolidated financial statements of GEE Group Inc. and Subsidiaries included in this Annual Report on Form 10-K for the year ended September 30, 2025.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

December 17, 2025